Edwards Lifesciences Corporation One Edwards Way · Irvine, CA USA · 92614 Phone: 949.250.2500 · www.edwards.com

FOR IMMEDIATE RELEASE

Media: Eric Endicott, media@edwards.com
Investors: Gerianne Sarte, investor_relations@edwards.com

EDWARDS LIFESCIENCES REPORTS THIRD QUARTER RESULTS
IRVINE, CA, November 4, 2026 — Edwards Lifesciences (NYSE: EW) today reported financial results for the quarter ended September 30, 2026.

Q3 Financial Highlights
•Q3 sales grew 10.5% to $1.72 billion1, constant currency2 sales grew 11.2%
•Q3 TAVR sales grew 8.0% to $1.24 billion1, constant currency2 sales grew 8.8%
•Q3 TMTT sales grew 44.0% to $207 million1,3, constant currency2 sales grew 45.6%3
•Q3 EPS of $0.531; adjusted2 EPS of $0.801 which grew 19% versus prior year
2026 Outlook
•Increasing total company sales2 growth guidance to approximately 11.5% from 10% to 11%
•Increasing TAVR sales2 growth guidance to 9.0% to 9.5% from 8% to 9%
•Increasing TMTT sales guidance to $780 to $790 million from $760 to $780 million
•Increasing adjusted EPS guidance to $2.97 to $3.05 from $2.95 to $3.05, growing 18% at midpoint versus prior year
•2026 performance and milestone achievements reinforce long-term durable growth
Recent Highlights
•PROGRESS trial marks turning point in the management of moderate AS
•Practice-changing data adding to Edwards’ body of structural heart clinical evidence presented at TCT
•Final TAVR NCD represents important step toward expanding access to timely, high-quality care
•U.S. approval of PASCAL Precision for tricuspid repair expands access to differentiated therapy
•U.S. approval of PASCAL Ace with Capture Clarity simplifies mitral device placement
•European approval of SAPIEN M3 RESILIA brings most advanced tissue treatment to patients
•U.S. approval of AUTUS addresses lifelong needs of pediatric patients with congenital heart disease

“We delivered strong third-quarter growth of 11.2% which exceeded expectations, with broad-based performance across our businesses and regions, giving us the confidence to raise our full-year outlook,” said Bernard Zovighian, CEO of Edwards Lifesciences. “Our focused structural heart strategy, coupled with disciplined execution, long-term investments in category-creating innovation, and commitment to science and technology advancements, enabled us to deliver significant progress for patients on several of our most important clinical, regulatory, policy and commercial priorities this quarter. As I reflect on 2026 so far, I am proud of what our teams have accomplished and how we are positioning Edwards for strong, sustainable growth over the long term.”

Transcatheter Aortic Valve Replacement (TAVR)
In the third quarter, the company reported TAVR sales of $1.2 billion, which increased 8.0% compared to the prior year, or 8.8% on a constant currency basis. Edwards’ growth rates were similar in the U.S. and outside of the U.S. Globally, procedural growth benefited from a heightened focus on TAVR and data supporting proactive disease management of severe aortic stenosis (AS). Exiting Q3, the company saw encouraging signs of procedure growth. After several quarters of modest share gains, Edwards is pleased with how its competitive position, supported by its differentiated SAPIEN platform, has contributed to year-to-date TAVR performance. Average selling prices were stable globally.
In the U.S., procedure growth continued to benefit from a heightened focus on TAVR therapy as the clinical community further incorporates into practice the meaningful evidence supporting proactive disease management. Edwards’ competitive position in the U.S. was stable sequentially and increased modestly year-over-year, enabled by strong adoption of its SAPIEN 3 Ultra RESILIA platform. During the quarter, the Centers for Medicare & Medicaid Services (CMS) released the final, updated national coverage determination (NCD) for TAVR. The updated policy represents an important step toward improving and expanding timely, high-quality access to care while reinforcing the value of the multidisciplinary heart team.
Outside of the U.S., the company continues to see strong adoption of its SAPIEN technology. In Europe, updated ESC and EACTS guidelines are helping shape clinical discussions around earlier intervention and proactive disease management, further reinforcing the role of TAVR across a broader patient population. In Japan, Edwards was encouraged by the growth and continued adoption of its SAPIEN 3 Ultra RESILIA platform. Also in Japan, Edwards secured new and dedicated reimbursement for the SAPIEN 3 Ultra RESILIA platform, which recognizes the value of its innovation and helped contribute to Japan’s strong performance in the quarter.

Transcatheter Mitral and Tricuspid Therapies (TMTT)
Third quarter TMTT sales of $207 million3 increased 44.0% compared to the prior year, or 45.6% on a constant currency basis. Results were driven by the company’s differentiated portfolio of repair and replacement therapies. Globally, mitral and tricuspid procedure volumes continued to grow in the double digits.

The value of the company’s TMTT portfolio is evident as its mitral and tricuspid therapies advance along their adoption curves, allowing physicians to personalize care for each patient’s unique needs.
Adoption of Edwards’ PASCAL system continues to strengthen, supported by the differentiated design and clinical outcomes of the platform and the company’s portfolio approach. During the quarter, the PASCAL ACE with Capture Clarity implant received U.S. approval for use in degenerative mitral TEER procedures and a measured rollout of the technology is underway. The PASCAL Ace with Capture Clarity implant is the first FDA-approved TEER device to include novel indicators that provide confirmation of the challenging step of leaflet grasping. In October, the FDA approved the PASCAL Precision system for tricuspid regurgitation, expanding access to this important therapy for patients. Early clinician feedback is very positive on both the PASCAL Ace with Capture Clarity implant and the PASCAL system for tricuspid. Clinicians value the simplification of device placement with the new features of the Capture Clarity technology. With the PASCAL tricuspid system, physicians are recognizing that unique features, including device elongation, are particularly beneficial for patients with complex tricuspid anatomy. The company’s focus on continued innovation with the PASCAL system represents a positive step forward for patients in need of mitral and tricuspid repair.
The EVOQUE system delivered another strong quarter of growth. As physicians gain experience with the therapy, they are more consistently achieving mild or less residual regurgitation, a result that is increasingly linked to better outcomes for patients. The company also recently received U.S. and European approval for the EVOQUE system for transjugular access, enabling patients with complex femoral access to benefit from the procedure.
The company continues to see strong demand for the SAPIEN M3 system for patients who are not suitable for mitral TEER, supported by excellent early clinical outcomes. In addition, Edwards introduced the SAPIEN M3 system with RESILIA tissue in Europe this quarter.

Surgical
In Surgical, third quarter global sales of $264 million increased 2.5% compared to the prior year, or 2.8% on a constant currency basis, driven by continued adoption of the company’s RESILIA tissue portfolio of surgical therapies.
Edwards continues to expand its Surgical portfolio with innovative technologies that address additional unmet patient needs in structural heart surgery. During the quarter, AUTUS became the first FDA-approved surgical pulmonary valve designed specifically for pediatric anatomy with the ability to expand as a child grows, potentially reducing the need for repeat open-heart surgeries.
The company is also advancing a measured rollout of ECLIPTIS, its surgical left atrial appendage system in the U.S., prioritizing exceptional outcomes for patients through physician training and procedural excellence.

TCT 2026 Highlights
At TCT 2026, physicians presented compelling new evidence on the SAPIEN, PASCAL, EVOQUE and SAPIEN M3 systems that deepen the clinical community’s understanding of these therapies and underscore their significant potential to transform care for AS, mitral and tricuspid patients. The breadth and quality of this evidence reflects the strength of Edwards’ innovation strategy and its commitment to setting the benchmark for clinical evidence in structural heart disease.
In TAVR, results from the PROGRESS trial were presented and simultaneously published in The New England Journal of Medicine, marking a turning point in the management of moderate AS. Additionally, new long-term economic data from the EARLY TAVR trial reinforced the value of proactive disease management. In patients with asymptomatic severe aortic stenosis, Edwards TAVR delivered strong economic value compared with clinical surveillance and remained highly cost-effective even after accounting for potential future valve reintervention.
In TMTT, multiple important studies on Edwards’ portfolio of mitral and tricuspid repair and replacement therapies were also shared. The CLASP IITR pivotal trial demonstrated superiority of the PASCAL system plus optimal medical therapy (OMT) compared with OMT alone in patients with severe or greater tricuspid regurgitation. This was driven by significant improvements in health status for those receiving the PASCAL device. In addition, results from 1,100 EVOQUE TTVR patients in the TVT Registry with CMS linkage demonstrated that real-world clinical outcomes of patients with more complex disease replicate those observed in the TRISCEND II clinical trial. Finally, the ENCIRCLE trial studying two-year outcomes of the SAPIEN M3 system, supported transseptal TMVR as a therapeutic option for selected patients with mitral regurgitation.

Additional Financial Results
For the quarter, gross profit margin was 78.5%, or 78.7% adjusted compared to 77.9% in the same period last year. Expected impact from the scaling of newer therapies was more than offset by manufacturing efficiencies and foreign exchange. The company continues to expect adjusted gross profit margin to be at the lower end of its full-year 78% to 79% gross margin guidance, driven by the impacts of currency fluctuations through the company’s hedging program.
Selling, general and administrative expenses in the third quarter were $561 million, or 32.7% of sales, compared to 33.1% of sales in the prior year. This was in line with the company’s expectations and reflects continued investment in resources to support patient access and care. Research and Development (R&D) expenses in the third quarter were $281 million, or 16.4% of sales, compared to 18.1% in the prior year. These investments in innovation reflect Edwards’ focus on expanding its structural heart portfolio. The company expects R&D expense as a percentage of sales to be approximately 16.5% in 2026.

Operating profit margin in the third quarter was 17.4%, or 30.3% adjusted. Adjusted EPS of $0.80 benefited from better-than-expected topline performance as well as planned phasing of strategic investments in R&D and SG&A throughout the year. In 2026, Edwards continues to expect full-year operating profit margin to be at the high end of the company’s original 28% to 29% guidance range, resulting in approximately 150 basis points of constant currency operating margin expansion for the full year.
Edwards continues to expect its 2026 effective tax rate, excluding special items, to be at the high end of its previous range of 16% to 19%. This reflects an expectation that side-by-side safe-harbor taxation legislation related to Pillar Two does not come into effect before the end of the year. The company’s tax rate is also impacted by changes to California law restricting the usage of R&D credits.
Cash and cash equivalents were approximately $3.1 billion as of September 30, 2026. Total debt was approximately $600 million.
Edwards has performed share repurchases of approximately $700 million through the third quarter and has approximately $1.3 billion remaining under its share repurchase authorization.
Outlook
As a result of the company’s strong third quarter results, Edwards is increasing its full-year 2026 sales growth rate guidance to approximately 11.5% from 10% to 11% and TAVR product group sales growth guidance to 9% to 9.5% from 8% to 9%. In the fourth quarter and going forward, Edwards assumes that growth will be mainly driven by continued increases in procedure volumes and less by share gains. The underlying market dynamics in TAVR are strong and we saw positive procedure growth trends exiting the quarter. In addition, Edwards is increasing TMTT product group sales guidance to $780 to $790 million from $760 to $780 million and is increasing adjusted EPS guidance to $2.97 to $3.05 from $2.95 to $3.05. The company is also reaffirming mid-single-digit growth guidance in Surgical. For the fourth quarter of 2026, the company projects total sales to be between $1.67 and $1.75 billion and adjusted EPS of $0.61 to $0.69.
About Edwards Lifesciences
Edwards Lifesciences is the leading global structural heart innovation company, driven by a passion to improve patient lives. Through breakthrough technologies, world-class evidence and partnerships with clinicians and healthcare stakeholders, our employees are inspired by our patient-focused culture to deliver life-changing innovations to those who need them most. Discover more at www.edwards.com and follow us on LinkedIn, Facebook, Instagram and YouTube.
Conference Call and Webcast Information
The company will be hosting a conference call today at 2:00 p.m. PT to discuss its third quarter results. To participate in the conference call, dial (877) 704-2848 or (201) 389-0893. The call will also be available live and archived on the “Investor Relations” section of the Edwards website at ir.edwards.com or www.edwards.com.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can sometimes be identified by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “forecast,” “potential,” “predict,” “early clinician feedback,” “expect,” “intend,” “guidance,” “outlook,” “optimistic,” “aspire,” “confident” or other forms of these words or similar expressions and include, but are not limited to, statements made by Mr. Zovighian; statements in the 2026 Outlook section and recent highlights section; statements in the Additional Financial Results and Outlook sections; statements regarding how we are positioning Edwards for strong, sustainable growth over the long term, encouraging signs of procedure growth; competitive position remaining steady heading into next year; adoption of our technologies in various regions; AUTUS potentially reducing the need for repeat open-heart surgeries; therapies advancing along their adoption curves; clinical outcomes; demand of therapies for patients; and other statements that are not historical facts. No inferences or assumptions should be made from statements of past performance, efforts, or results which may not be indicative of future performance or results.

Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain, difficult to predict, and may be outside of the company’s control. The company's forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement, except as required by law. If the company does update or correct one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements. Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include: risks related to the failure to successfully innovate and market our products; unsuccessful clinical trials or procedures; manufacturing, logistics or quality issues; competition; dependence on key physicians, research institutions and hospital systems; risks associated with global, economic, political and social conditions; risks related to our international operations; inability to obtain governmental reimbursement or reductions in reimbursement levels; inability to protect our intellectual property; reduced access and demand for our products as a result of, and compliance with, health care legislation and other government regulations; risks related to domestic and foreign income and non-income taxes; use of products in unapproved circumstances and the risk and uncertainties associated with the risks detailed in the company's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2025, and its other filings with the SEC. These filings, along with important safety information about our products, may be found at edwards.com.

Edwards, Edwards Lifesciences, the stylized E logo, AUTUS, Capture Clarity, CLASP, CLASP II, EARLY TAVR, ECLIPTIS, ENCIRCLE, EVOQUE, PASCAL, PASCAL Ace, PASCAL Precision, PROGRESS, RESILIA, SAPIEN, SAPIEN 3, SAPIEN 3 Ultra, SAPIEN M3, TRISCEND, and TRISCEND II are trademarks of Edwards Lifesciences Corporation or its affiliates. All other trademarks are the property of their respective owners.

[1]Reported sales and diluted EPS are from continuing operations.
[2]The company uses the terms “adjusted” and “constant currency” when referring to non-GAAP sales from continuing operations and sales growth information, respectively, which excludes currency exchange rate fluctuations and newly acquired products. Adjusted earnings per share from continuing operations is a non-GAAP item computed on a diluted basis and in this press release also excludes certain litigation (insurance recovery) expenses, net, amortization of intangible assets, restructuring expenses, acquisition contract termination costs, impairment of intangible and long-lived assets, unrealized gain on marketable securities, gain on remeasurement of previously held interest upon business combinations, fair value adjustments to contingent consideration liabilities, separation costs, loss on impairment, and impact of tax law change on R&D credit. See “Non-GAAP Financial Information” and reconciliation tables below.
[3]Represents “adjusted” revenues excluding $2.9 million of revenues related to Implantable Heart Failure Management for the third quarter of 2026. Refer to "Reconciliation of Sales by Product Group and Region" table.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net sales	$1,715.5	$1,553.1	$5,105.1	$4,498.0
Cost of sales	369.2	345.2	1,124.2	991.2
Gross profit	1,346.3	1,207.9	3,980.9	3,506.8
Selling, general, and administrative expenses	560.9	514.6	1,644.3	1,482.3
Research and development expenses	281.4	280.7	823.6	811.5
Certain litigation (insurance recovery) expenses, net	(12.7)	90.4	30.7	116.8
Change in fair value of contingent consideration liabilities	—	(12.5)	—	(12.5)
Restructuring charges, separation costs, and other	10.7	0.1	10.7	8.5
Impairment of intangible and long-lived assets	220.2	40.0	220.2	40.0
Other operating income	(13.3)	(12.5)	(38.5)	(52.9)
Operating income, net	299.1	307.1	1,289.9	1,113.1
Interest income, net	(36.5)	(38.6)	(100.0)	(112.5)
Loss on impairment	—	—	163.6	47.1
Other non-operating income, net	(27.6)	(2.7)	(115.7)	(4.0)
Income from continuing operations before provision for income taxes	363.2	348.4	1,342.0	1,182.5
Provision for income taxes	61.8	56.1	418.5	190.7
Net income from continuing operations	301.4	292.3	923.5	991.8
Loss from discontinued operations, net of tax	—	(2.0)	—	(13.6)
Net income	301.4	290.3	923.5	978.2
Net loss attributable to noncontrolling interest	(6.1)	(0.8)	(6.6)	(4.1)
Net income attributable to Edwards Lifesciences Corporation	$307.5	$291.1	$930.1	$982.3

Earnings per share:
Basic:
Continuing operations	$0.53	$0.50	$1.61	$1.70
Discontinued operations	$—	$—	$—	$(0.02)
Basic earnings per share	$0.53	$0.50	$1.61	$1.68
Diluted:
Continuing operations	$0.53	$0.50	$1.61	$1.70
Discontinued operations	$—	$—	$—	$(0.03)
Diluted earnings per share	$0.53	$0.50	$1.61	$1.67

Weighted-average common shares outstanding:
Basic	576.3	584.7	577.3	586.2
Diluted	577.6	585.7	578.6	587.2

Operating statistics from continuing operations
As a percentage of net sales:
Gross profit	78.5%	77.8%	78.0%	78.0%
Selling, general, and administrative expenses	32.7%	33.1%	32.2%	33.0%
Research and development expenses	16.4%	18.1%	16.1%	18.0%
Operating income	17.4%	19.8%	25.3%	24.7%
Income before provision for income taxes	21.2%	22.4%	26.3%	26.3%
Net income from continuing operations	17.6%	18.8%	18.1%	22.0%

Effective tax rate	17.0%	16.1%	31.2%	16.1%

Note: Numbers may not calculate due to rounding.

EDWARDS LIFESCIENCES CORPORATION
Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the company uses non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company’s industry to enhance comparability of the Company’s financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations). The Company uses the terms “adjusted” and “constant currency” when referring to non-GAAP sales from continuing operations and sales growth information, respectively, which excludes currency exchange rate fluctuations and newly acquired products. The Company uses the term “adjusted” to also exclude certain litigation (insurance recovery) expenses, net, amortization of intangible assets, restructuring expenses, acquisition contract termination costs, impairment of intangible and long-lived assets, unrealized gain on marketable securities, gain on remeasurement of previously held interest upon business combinations, fair value adjustments to contingent consideration liabilities, separation costs, loss on impairment, and impact of tax law change on R&D credit.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results, and evaluating current performance. These non-GAAP financial measures are used in addition to, and in conjunction with, results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations by investors that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting the Company's business and facilitate comparability to historical periods.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of non-GAAP historical financial measures to the most comparable GAAP measure is provided in the tables below.

Fluctuations in currency exchange rates impact the comparative results and sales growth rates of the Company's underlying business. Management believes that excluding the impact of currency exchange rate fluctuations from its sales growth provides investors a more useful comparison to historical financial results. The impact of the fluctuations has been detailed in the “Reconciliation of Sales by Product Group and Region.”

Guidance for sales and sales growth rates is provided on a “constant currency basis,” and projections for diluted earnings per share, net income and growth, gross profit margin, and taxes are also provided on a non-GAAP basis, as adjusted, for the items identified above due to the inherent difficulty in forecasting such items without unreasonable efforts. The Company is not able to provide a reconciliation of the non-GAAP guidance to comparable GAAP measures due to the unknown effect, timing, and potential significance of special charges or gains, and management's inability to forecast charges associated with future transactions and initiatives.

The items described below are adjustments to the GAAP financial results in the reconciliations that follow:

Certain Litigation (Insurance Recovery) Expenses, net - The Company incurred certain litigation expense of $37.1 million and $10.9 million in the first quarter of 2026 and 2025, respectively, $6.3 million and $15.5 million for the second quarter of 2026 and 2025, respectively, and a net insurance recovery of $12.7 million and certain litigation expenses of $90.4 million in the third quarter of 2026 and 2025, respectively. Such amounts relate to intellectual property litigation, settlements, contingencies, external legal costs, and associated insurance recoveries.

Amortization of Intangible Assets - The Company recorded amortization expense related to developed technology and patents in the amount of $3.3 million and $1.4 million in the first quarter of 2026 and 2025, respectively, $3.2 million and $1.8 million in the second quarter of 2026 and 2025, respectively, and $3.2 million and $1.7 million in the third quarter of 2026 and 2025, respectively.

Restructuring Expenses - The Company recorded a $2.0 million charge in the third quarter of 2026 related to severance expense associated with realignment initiatives.

Acquisition Contract Termination Costs - The Company recorded expenses of $8.7 million in the third quarter of 2026 related to the termination of certain contracts associated with the Company's acquisitions.

Separation Costs - The Company recorded expenses of $4.2 million in both the first and second quarter of 2025 and $0.1 million in the third quarter of 2025 related to consulting, legal, tax, and other professional advisory services related to the sale of Critical Care.

Impairment of Intangible and Long-Lived Assets - The Company recorded a $220.2 million charge in the third quarter of 2026 related to impairment of a certain in-process research and development asset and fixed assets acquired as part of an acquisition. The Company recorded a $40.0 million charge in the third quarter of 2025 related to an impairment of a certain developed technology asset acquired as part of an acquisition.

Unrealized Gain on Marketable Securities - The Company recorded an unrealized gain of $19.1 million in the third quarter of 2026 related to changes in the fair value of its marketable equity securities.

Gain on Remeasurement of Previously Held Interest Upon Business Combinations - The Company recorded a $65.2 million gain in the first quarter of 2026 to remeasure its previously held interest upon acquisition of an investee and a $19.9 million gain in the second quarter of 2026 to remeasure its previously held interest upon consolidation of one of its variable interest entities (“VIE”).

Change in Fair Value of Contingent Consideration Liabilities - The Company recorded a gain of $12.5 million in the third quarter of 2025 related to changes in the fair value of its contingent consideration liabilities arising from acquisitions.

Loss on Impairment - The Company recorded a loss on impairment of $123.6 million in the first quarter of 2026 due to the carrying amount of one of its VIE investments not being recoverable and $40.0 million in the second quarter of 2026 due to the Company's determination to not exercise an option to acquire one of its VIEs. The Company recorded loss on impairment of $47.1 million in the second quarter of 2025, related to the Company's determination to not exercise an option to acquire one of its VIE investments.

Impact of Tax Law Change on R&D Credit - The Company recorded a $174.4 million valuation allowance against certain deferred tax assets in 2026. The Company established the valuation allowance due to California budget legislation enacted on June 29, 2026 which includes a new permanent limitation that applies to most business tax credits including carryovers of research and development tax credits.

Provision for Income Taxes - The income tax impacts of the expenses and gains discussed above are based upon the items' forecasted effect upon the Company's full-year effective tax rate. Adjustments to forecasted items unrelated to the expenses and gains above, as well as impacts related to interim reporting, will have an effect on the income tax impact of these items in subsequent periods.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Reconciliation of GAAP to Non-GAAP Financial Information
(in millions, except per share and percentage data)

	Three Months Ended September 30, 2026
	Net Sales	Gross Profit Margin	Operating Income, net	Operating Profit Margin	Other Non-operating Income	Net Income	Diluted EPS	Effective Tax Rate
GAAP - Continuing Operations	$1,715.5	78.5%	$299.1	17.4%	$27.6	$301.4	$0.53	17.0%
Net loss attributable to noncontrolling interests	—	—	—	—	—	6.1	—	—
Total attributable to Edwards Lifesciences Corporation	1,715.5	78.5%	299.1	17.4%	27.6	307.5	0.53	17.0%
Non-GAAP adjustments: (A) (B)
Certain litigation insurance recovery, net	—	—	(12.7)	(0.7)	—	(10.3)	(0.02)	(0.1)
Amortization of intangible assets	—	0.2	3.2	0.2	—	2.3	—	0.1
Restructuring expenses	—	—	2.0	0.1	—	1.8	—	—
Acquisition contract termination costs	—	—	8.7	0.5	—	7.8	0.02	(0.1)
Impairment of intangible and long-lived assets	—	—	220.2	12.8	—	185.4	0.33	(0.3)
Unrealized gain on marketable securities	—	—	—	—	(19.1)	(14.7)	(0.03)	(0.2)
Prior period ongoing tax impacts	—	—	—	—	—	(20.4)	(0.03)	3.4
Adjusted	$1,715.5	78.7%	$520.5	30.3%	$8.5	$459.4	$0.80	19.8%

	Three Months Ended September 30, 2025
	Net Sales	Gross Profit Margin	Operating Income, net	Operating Profit Margin	Other Non-operating Income	Net Income	Diluted EPS	Effective Tax Rate
GAAP - Continuing Operations	$1,553.1	77.8%	$307.1	19.8%	$2.7	$292.3	$0.50	16.1%
Net loss attributable to noncontrolling interests	—	—	—	—	—	0.8	—	—
Total attributable to Edwards Lifesciences Corporation	1,553.1	77.8%	307.1	19.8%	2.7	293.1	0.50	16.1%
Non-GAAP adjustments: (A) (B)
Certain litigation expenses	—	—	90.4	5.8	—	69.6	0.12	1.3
Amortization of intangible assets	—	0.1	1.7	0.1	—	1.3	—	—
Separation costs	—	—	0.1	—	—	—	—	—
Impairment of intangible and long-lived assets	—	—	40.0	2.6	—	38.5	0.07	(1.1)
Change in fair value of contingent consideration liabilities	—	—	(12.5)	(0.8)	—	(12.0)	(0.02)	0.4
Prior period ongoing tax impacts	—	—	—	—	—	(0.6)	—	0.2
Adjusted	$1,553.1	77.9%	$426.8	27.5%	$2.7	$389.9	$0.67	16.9%

	Nine Months Ended September 30, 2026
	Net Sales	Gross Profit Margin	Operating Income	Operating Profit Margin	Loss on Impairment	Other Non-operating Income	Net Income	Diluted EPS	Effective Tax Rate
GAAP - Continuing Operations	$5,105.1	78.0%	$1,289.9	25.3%	$163.6	$115.7	$923.5	$1.61	31.2%
Net loss attributable to noncontrolling interests	—	—	—	—	—	—	6.6	—	—
Total attributable to Edwards Lifesciences Corporation	5,105.1	78.0%	1,289.9	25.3%	163.6	115.7	930.1	1.61	31.2%
Non-GAAP adjustments: (A) (B)
Certain litigation expenses, net	—	—	30.7	0.6	—	—	22.3	0.03	(0.1)
Amortization of intangible assets	—	0.2	9.7	0.2	—	—	7.3	—	(0.1)
Restructuring expenses	—	—	2.0	—	—	—	1.8	—	—
Acquisition contract termination costs	—	—	8.7	0.2	—	—	7.8	0.02	(0.1)
Impairment of intangible and long-lived assets	—	—	220.2	4.3	—	—	185.4	0.33	(1.8)
Unrealized gain on marketable securities	—	—	—	—	—	(19.1)	(14.7)	(0.03)	0.1
Gain on remeasurement of previously held interest upon business combinations	—	—	—	—	—	(85.1)	(77.4)	(0.13)	1.2
Loss on impairment	—	—	—	—	(163.6)	—	125.5	0.22	(0.7)
Impact of tax law change on R&D credit	—	—	—	—	—	—	174.4	0.30	(10.8)
Adjusted	$5,105.1	78.2%	$1,561.2	30.6%	$—	$11.5	$1,362.5	$2.35	18.9%

	Nine Months Ended September 30, 2025
	Net Sales	Gross Profit Margin	Operating Income	Operating Profit Margin	Loss on Impairment	Other Non-operating Income	Net Income	Diluted EPS	Effective Tax Rate
GAAP - Continuing Operations	$4,498.0	78.0%	$1,113.1	24.7%	$47.1	$4.0	$991.8	$1.70	16.1%
Net loss attributable to noncontrolling interests	—	—	—	—	—	—	4.1	—	—
Total attributable to Edwards Lifesciences Corporation	4,498.0	78.0%	1,113.1	24.7%	47.1	4.0	995.9	1.70	16.1%
Non-GAAP adjustments: (A) (B)
Certain litigation expenses	—	—	116.8	2.6	—	—	90.4	0.16	0.4
Amortization of intangible assets	—	0.1	4.9	0.1	—	—	3.9	—	—
Separation costs	—	—	8.5	0.2	—	—	6.6	0.01	0.1
Impairment of intangible and long-lived assets	—	—	40.0	1.0	—	—	38.5	0.07	(0.2)
Change in fair value of contingent consideration liabilities	—	—	(12.5)	(0.3)	—	—	(12.0)	(0.02)	0.1
Loss on impairment	—	—	—	—	(47.1)	—	37.6	0.06	0.1
Prior period ongoing tax impacts	—	—	—	—	—	—	(0.6)	—	0.1
Adjusted	$4,498.0	78.1%	$1,270.8	28.3%	$—	$4.0	$1,160.3	$1.98	16.7%

(A)See description of non-GAAP adjustments under “Non-GAAP Financial Information.”
(B)The tax effect on non-GAAP adjustments is calculated based upon the impact of the relevant tax jurisdictions’ statutory tax rates on the Company’s estimated annual effective tax rate, or discrete rate in the quarter, as applicable. The impact on the effective tax rate is reflected on each individual non-GAAP adjustment line item.

RECONCILIATION OF SALES BY PRODUCT GROUP AND REGION

					2025 Adjusted
Sales by Product Group (QTD) - Continuing Operations	3Q 2026	3Q 2025	Change	GAAP Growth Rate*	FX Impact	3Q 2025 Adjusted Sales	Constant Currency Growth Rate *
Transcatheter Aortic Valve Replacement	$1,241.6	$1,149.9	$91.7	8.0%	$(7.9)	$1,142.0	8.8%
Transcatheter Mitral and Tricuspid Therapies (A)	209.5	145.2	64.3	44.3%	(1.5)	143.7	45.9%
Surgical (B)	264.4	258.0	6.4	2.5%	(0.4)	257.6	2.8%
Total	$1,715.5	$1,553.1	$162.4	10.5%	$(9.8)	$1,543.3	11.2%

					2025 Adjusted
Sales by Product Group (YTD) - Continuing Operations	YTD 3Q 2026	YTD 3Q 2025	Change	GAAP Growth Rate*	FX Impact	YTD 3Q 2025 Adjusted Sales	Constant Currency Growth Rate *
Transcatheter Aortic Valve Replacement	$3,697.2	$3,327.4	$369.8	11.1%	$32.5	$3,359.9	10.1%
Transcatheter Mitral and Tricuspid Therapies (A)	583.2	394.9	188.3	47.7%	8.3	403.2	44.7%
Surgical (B)	824.7	775.7	49.0	6.3%	13.4	789.1	4.6%
Total	$5,105.1	$4,498.0	$607.1	13.5%	$54.2	$4,552.2	12.2%

					2025 Adjusted
Sales by Region (QTD) - Continuing Operations	3Q 2026	3Q 2025	Change	GAAP Growth Rate*	FX Impact	3Q 2025 Adjusted Sales	Constant Currency Growth Rate *
United States	$1,007.6	$907.5	$100.1	11.0%	$—	$907.5	11.0%
Europe	414.6	387.9	26.7	6.9%	(4.3)	383.6	8.2%
Japan	92.0	90.1	1.9	2.2%	(8.1)	82.0	12.2%
Rest of World	201.3	167.6	33.7	20.2%	2.6	170.2	18.3%
Outside of the United States	707.9	645.6	62.3	9.7%	(9.8)	635.8	11.5%
Total	$1,715.5	$1,553.1	$162.4	10.5%	$(9.8)	$1,543.3	11.2%

					2025 Adjusted
Sales by Region (YTD) - Continuing Operations	YTD 3Q 2026	YTD 3Q 2025	Change	GAAP Growth Rate*	FX Impact	YTD 3Q 2025 Adjusted Sales	Constant Currency Growth Rate *
United States	$2,948.7	$2,636.1	$312.6	11.9%	$—	$2,636.1	11.9%
Europe	1,296.8	1,107.9	188.9	17.0%	54.0	1,161.9	11.6%
Japan	279.0	267.2	11.8	4.4%	(16.8)	250.4	11.4%
Rest of World	580.6	486.8	93.8	19.3%	17.0	503.8	15.3%
Outside of the United States	2,156.4	1,861.9	294.5	15.8%	54.2	1,916.1	12.6%
Total	$5,105.1	$4,498.0	$607.1	13.5%	$54.2	$4,552.2	12.2%

(A)Revenues related to Implantable Heart Failure Management of $2.9 million and $1.7 million for the third quarter of 2026 and 2025, respectively, and $7.6 million and $3.6 million for year-to-date 2026 and 2025, respectively, were included in TMTT sales.
(B)Revenues related to a transitional service agreement from 2025 sale of our non-product group of $1.5 million and $6.8 million for third quarter of 2026 and year-to-date 2026, respectively, were included in Surgical sales.
* Numbers may not calculate due to rounding.